EXHIBIT 23

625 Fourth Avenue South
Minneapolis, Minnesota 55415

[logo] LUTHERAN BROTHERHOOD
VARIABLE INSURANCE
PRODUCTS COMPANY

November 30, 2001

Lutheran Brotherhood Variable
Insurance Products Company
625 Fourth Avenue South
Minneapolis, MN 55415

Ladies and Gentlemen:

I consent to the incorporation of my name under the prospectus heading "Legal Matters" in this Post-Effective Amendment No. 26 by reference to Post-Effective Amendment No. 25 to the registration statement, on Form N-4, File No. 33-15974, filed April 24, 2001.

Very truly yours,

/s/ John C. Bjork
John C. Bjork
Assistant Secretary and Counsel
(612) 340-7005